CONSULTING AGREEMENT

This Consulting Agreement is dated as of April 1, 2013 between Xzeres Corp., a Nevada corporation (the “Company”), and Bryan Clark (the “Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain SEC related legal services in connection with their business (the “’34 Act Work”), and the Consultant has agreed to provide the Company with the ’34 Act Work; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered in satisfaction of the legal fees;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company shall issue to the Consultant, as consideration for the ’34 Act Work, 300,000 shares of the Company’s Common Stock, par value $0.001 per share, at $0.35 per share.

2. The Company shall register 300,000 shares of its common stock on a Form S-8. The registration statement shall be filed promptly following the filing of the Company’s Quarterly Report on Form 10-Q for the first quarter ended May 31, 2013, but in no event later than 15 days after such filing.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the parties as of the date first above written.

CONSULTANT

/s/ Bryan Clark
Bryan Clark

XZERES CORP.

/s/ Steve Shum
Steven Shum Chief Financial Officer